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                                                                    EXHIBIT 10.1

                            INDEMNIFICATION AGREEMENT


         THIS AGREEMENT is made as of the ______ day of December, 1999, between TRUETIME, INC., a Delaware corporation ("Corporation") and
__________________________ ("Indemnified Party").

                                   WITNESSETH:

         WHEREAS, Indemnified Party is, or is about to become, a member of the Board of Directors or an officer of the Corporation and in such capacity is performing a valuable service for Corporation;

         WHEREAS, Indemnified Party may from time to time serve as a director, officer, employee, trustee or agent of other corporations, partnerships, joint ventures, trusts or other enterprises, entities or plans at the request of Corporation in order to pursue Corporation's interests;

         WHEREAS, the Certificate of Incorporation (the "Certificate") and the Bylaws (the "Bylaws") of Corporation provide for the mandatory indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Statute, as amended hereafter (the "State Statute");

         WHEREAS, such Certificate, such Bylaws and the State Statute specifically provide that they are not exclusive and thereby contemplate that contracts or other arrangements not inconsistent with the State Statute may be entered into between Corporation and the members of its Board of Directors and its officers with respect to indemnification of such directors and officers;

         WHEREAS, in accordance with the authorization provided by the State Statute, Corporation is purchasing and will maintain a policy of Directors' and Officers' Liability Insurance ("D&O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of their services for Corporation, possibly including certain liabilities for which indemnification by the Corporation is not authorized or permitted under the State Statute;

         WHEREAS, uncertainties with respect to the terms and availability of D&O Insurance and with respect to the application, amendment and enforcement of statutory and by-law indemnification provisions make it desirable to supplement and enhance the adequacy and reliability of the protection afforded to directors and officers thereby;

         WHEREAS, Corporation is in the process of accomplishing an initial public offering ("IPO") of its common stock and desires to recruit new directors and to continue the service of its existing directors to Corporation as a public company;

         WHEREAS, in order to supplement and enhance the protection afforded Indemnified Party and to induce Indemnified Party to serve as a member of the Board of Directors or as an officer of


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Corporation at and after the IPO (and to be named as a director or person consenting to be a director in the IPO documents), Corporation has determined and agreed to enter into this contract with Indemnified Party, which contract has been approved and adopted by Corporation's Board and such Board action has been ratified by Corporation's sole stockholder; and

         WHEREAS, this contract has been so approved and ratified but shall not become effective until the day one day prior to the consummation of the IPO;

         NOW, THEREFORE, in consideration of Indemnified Party's continued service as a director or an officer of Corporation after the date hereof the parties hereto agree as follows:

1.       DEFINITIONS.

         "Litigation Costs" means costs, charges, expenses and obligations, including, without limitation, all bonds, expenses of investigation, fees and expenses of experts, accountants or other professionals, travel and lodging expenses, and attorneys' fees and expenses, reasonably incurred or contracted for in the investigation, defense or prosecution of or other involvement in any Proceeding and any appeal therefrom, and all costs of appeal, attachment, supersede as and other bonds that may be relevant to any Proceeding.

         "Losses" means the total of all amounts which Indemnified Party becomes, or may become, legally obligated to pay in connection with any Proceeding, including (without limitation) judgments, penalties, fines, court or investigative costs, amounts paid in settlement, amounts lost or ordered forfeited pursuant to injunctive sanctions, and all Litigation Costs.

         "Proceeding" means any threatened, pending or completed action, suit, proceeding, subpoena compliance, inquiry or investigation, whether civil, criminal, administrative or investigative (whether external and involving outside parties or internal to the Corporation, including, but not limited to, an action by or in the right of the Corporation and any internal investigation conducted by the Board of Directors or any committee or other designee thereof or any other person), and whether formal or informal.

2. INDEMNITY OF INDEMNIFIED PARTY. Corporation hereby agrees to indemnify Indemnified Party to the fullest extent authorized or permitted by the provisions of the State Statute, including, but not limited to, (i) the maximum extent permitted by the provisions of such Statute which provide that such Statute is not the exclusive basis for indemnification of directors and officers and (ii) the maximum extent authorized or permitted by any amendment thereof or other statutory provision authorizing or permitting such indemnification which is adopted after the date hereof.

3. ADDITIONAL INDEMNITY. In addition to and not in substitution for or diminution of the obligations of indemnification set forth in Section 2 hereof, Corporation hereby further agrees to indemnify Indemnified Party, to the fullest extent permitted by law, against any and all Litigation Costs and Losses of Indemnified Party in connection with any Proceeding to which Indemnified Party is, was or at any time becomes a party, or is threatened to be made

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         a party or otherwise becomes involved (other than as plaintiff except where being a plaintiff or intervenor is necessary to avoid res judicata or collateral estoppel or other estoppel or other result as to matters which may adversely impact Indemnified Party) by reason of the fact that Indemnified Party is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise or any benefit plan related to the business and affairs of Corporation, and specifically including any Proceeding brought pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") or any other provision under the 1934 Act and the Securities Act of 1933 and the rules and regulations thereunder.

4. LIMITATIONS ON INDEMNITY. No amounts of Indemnity pursuant to Section 2 or 3 hereof shall be paid by Corporation:

         (a) Except to the extent the aggregate of Litigation Costs and Losses in any Proceeding or group of related Proceedings to be indemnified thereunder exceeds the amount of Litigation Costs and Losses for which the Indemnified Party actually receives indemnification payments or on whose behalf indemnification payments are made pursuant to any D&O Insurance policy or from any other source;

         (b) On account of any payments required to be paid by an Indemnified Party as a result of any Proceeding in which a final, non-appealable judgment is rendered against Indemnified Party for an accounting or disgorgement of profits made from the purchase or sale by Indemnified Party of securities of Corporation pursuant to the provisions of Section 16(b) of the 1934 Act;

         (c) On account of any claim made against Indemnified Party brought about or contributed to by the dishonesty of Indemnified Party seeking payment hereunder; however, notwithstanding the foregoing, Indemnified Party shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part unless a final adjudication adverse to Indemnified Party shall establish that he committed (i) acts of active and deliberate dishonesty (ii) with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated;

         (d) If a final non-appealable decision by a court having jurisdiction over the parties and the subject matter shall determine that such indemnification is not lawful.

5. CONTINUATION OF INDEMNITY. All agreements and obligations of Corporation contained herein and in the Certificate and the Bylaws shall continue during the period Indemnified Party is a director, officer, employee, trustee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or any benefit plan related to the business and affairs of Corporation or of any of its affiliates, subsidiaries, associates or other entities

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         in which it is interested) and shall continue thereafter so long as
         Indemnified Party shall be subject to any possible Litigation Costs or Losses in any Proceeding by reason of the fact that Indemnified Party was a director, officer, employee, trustee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise or any such benefit plan).

6. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Indemnified Party of notice of the commencement of any Proceeding, Indemnified Party will, if a claim in respect thereof is to be made against Corporation under this Agreement, give reasonable notice to Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve Corporation from any liability which it may have to Indemnified Party unless Corporation can demonstrate by clear and convincing evidence that it was materially prejudiced by the failure to receive such notice. With respect to any such Proceeding as to which Indemnified Party becomes involved:

         (a) Corporation will be entitled to participate therein at its own expense; and

         (b) Except as otherwise provided below, to the extent that it may wish, Corporation may, jointly with any other indemnifying party, assume the defense thereof, with outside counsel which must be reasonably satisfactory to Indemnified Party. After notice from Corporation to Indemnified Party of its election so to assume the defense thereof (and consent of Indemnified Party as to Corporation's choice of outside counsel, which consent will not be unreasonably withheld), Corporation will be liable to Indemnified Party under this Agreement for all Litigation Costs (subject to Section 4 above and other than as provided below with respect to attorneys' fees) incurred in connection therewith. Indemnified Party shall have the right to employ personal counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof (and consent of Indemnified Party as to Corporation's choice of outside counsel) shall be at the expense of Indemnified Party, unless (i) the employment of counsel for Indemnified Party has been authorized by Corporation, (ii) Indemnified Party shall have concluded in good faith that there may be a conflict of interest between Corporation and Indemnified Party in the conduct of the defense (or part of the defense) of such action, or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Corporation or as to which Indemnified Party shall have made the conclusion provided for in (ii) above; and

         (c) Corporation shall not be liable to indemnify Indemnified Party under this Agreement for any Losses paid in settlement of any Proceeding or claim effected without its written consent. Corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, sanction or limitation on Indemnified Party, or


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                  otherwise effectively indicate the existence of any wrongful act by Indemnified Party, without Indemnified Party's written consent. Neither Corporation nor Indemnified Party will unreasonably withhold its consent to any proposed settlement. Without intending to limit the circumstances in which it would be unreasonable for Corporation to withhold its consent to a settlement, the parties hereto agree it would be unreasonable for Corporation to withhold its consent to a settlement in an amount that did not exceed, in the business judgment of the Board of Directors of Corporation, the estimated amount of Litigation Costs of Indemnified Party to litigate the Proceeding to conclusion, provided that there is no other materially adverse consequence to Corporation from such settlement.

7. NO PRESUMPTIONS. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (i) that Indemnified Party did not act in good faith, (ii) with respect to any criminal action or proceeding, that Indemnified Party had reasonable cause to believe that his conduct constituted a criminal violation or
         (iii) that Indemnified Party was knowingly fraudulent, deliberately dishonest or committed an act, or made an omission, involving willful misconduct.

8. MANDATORY ADVANCEMENT OF EXPENSES. At the request of Indemnified Party, Litigation Costs incurred or contracted for by him in any Proceeding shall be paid by Corporation on a continuing and current basis, in advance of the final disposition of such matter, with the undertaking which Indemnified Party makes hereby that if it shall be ultimately determined that Indemnified Party was not entitled to be indemnified therefor, or was not entitled to be fully indemnified therefor, Indemnified Party shall repay to Corporation the amount, or appropriate portion thereof, so advanced. Such advancement and current payment of Litigation Costs by Corporation shall be made promptly (but in any event within 10 days) after receipt by Corporation of Indemnified Party's request therefor.

9. REPAYMENT OF EXPENSES. Indemnified Party agrees that Indemnified Party will reimburse Corporation for all Litigation Costs paid by Corporation in connection with any Proceeding in which Indemnified Party is involved in the event and only to the extent that it shall be ultimately determined by final non-appealable judgment of a court of competent jurisdiction that Indemnified Party is not entitled to be indemnified by Corporation for such Litigation Costs under the provisions of the State Statute, the Certificate, the Bylaws and this Agreement.

10.      PROCEDURE.

         (a) Indemnification hereunder shall be made promptly, and in any event within thirty days of Indemnified Party's written request therefor, unless (i) an affirmative determination is made reasonably and within such thirty-day period by Corporation in the manner provided in subsection (b) below, that Indemnified Party is not entitled to indemnity hereunder for any reason other than as contemplated by clause (ii) of this Section 10(a), or (ii) an affirmative determination is required by the State Statute


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                  or other applicable law that the Indemnified Party met an
                  applicable standard of conduct, in which case the Corporation will cause such determination to be made within sixty days from the date of the written request for indemnity.

         (b)      The determination to be made by Corporation under subsection
                  (a) above shall be based on the facts known at the time and shall be made (i) by the Board, by a majority vote of a quorum consisting of directors who are not parties to the Proceeding ("disinterested directors"), or (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (iii) even if such a quorum is obtainable, by independent legal counsel in a written opinion if the Board, by a majority vote of a quorum consisting of disinterested directors, so directs, or (iv) by the stockholders of Corporation. Any such determination may be contested by Indemnified Party as hereinafter contemplated.

         (c) A failure to make any required determination within the period of time specified shall be deemed to be a determination favorable to the Indemnified Party.

11.      ENFORCEMENT.

         (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby and has obtained the approval of its Board of Directors and the ratification of such approval by its sole stockholder in order to induce Indemnified Party to serve as a director or an officer of Corporation and acknowledges that Indemnified Party is relying upon this Agreement in agreeing to serve in such capacity.

         (b) In the event Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement, Corporation shall reimburse Indemnified Party, on a continuing and current basis, for all of Indemnified Party's reasonable fees and expenses in bringing and pursuing such action and Indemnified Party shall have no obligation to reimburse Corporation therefor unless Indemnified Party is not successful in such action after rendition of a final, non-appealable judgment by a court of competent jurisdiction.

         (c) The right to indemnification hereunder shall be enforceable by Indemnified Party in any court of competent jurisdiction if Indemnified Party's claim therefor is denied, in whole or in part, in the manner provided herein, or if no disposition of such claim is made within sixty days from the receipt by Corporation of Indemnified Party's request for indemnification hereunder.

12. INSURANCE. Corporation shall maintain in full force and effect, at its own expense, director and officer liability insurance ("Insurance") coverage for each director and officer in amounts and scope at least as favorable as that maintained by Corporation on the effective date of its registration statement in connection with its initial public offering or, to the extent more favorable, any Insurance policy entered into or renewed by Corporation following such date.






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         Notwithstanding the foregoing, if Corporation, after using its best efforts, cannot obtain and purchase such coverage for an amount no more than what it paid for the most recent expiring Insurance policy plus a reasonable additional amount reflecting increased premium costs for Companies situated at the time as Corporation, Corporation shall only be required to purchase such Insurance coverage for any act or omission occurring at or prior to the time of such date, sometimes referred to in the insurance industry as "tail" coverage.

13. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. To the extent necessary to effectuate this Agreement, should any provision hereof be held invalid or unenforceable, this Agreement shall be reformed in such manner as to provide the maximum indemnity contemplated hereby to Indemnified Party, it being the intention of the parties hereto that this Agreement be otherwise given its maximum effect consistent with the laws of the State of Delaware.

14. OBLIGATION TO AMEND. Corporation agrees to take all actions necessary to amend this Agreement in the future to increase or otherwise maximize the indemnity protections intended to be afforded hereby to the extent then permitted by law. Corporation will take no action, however, to amend the provisions of its Certificate or Bylaws pertaining to indemnity with any retroactive effect without the consent of the Indemnified Party.

15. NOTICE. Any notice, request or other communication hereunder to Corporation or Indemnified Party shall be in writing and delivered or sent by postage prepaid first class mail or by hand delivery or express mail service or by facsimile copy to Corporation's facsimile phone number as follows: (i) if to Corporation, addressed to TrueTime, Inc., 2835 Duke Court, Santa Rosa, California 95407, and (ii) if to Indemnified Party, to the address shown on the signature page hereof or at such other address as Indemnified Party shall designate from time to time to Corporation in writing.

16.      GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION.

         (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

         (b) This Agreement shall be binding upon Indemnified Party and upon Corporation, its successors and assigns, and shall inure to the benefit of Indemnified Party, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns. Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or any substantial part of the business and/or assets of Corporation, by agreement in form and substance satisfactory to Indemnified Party, to expressly assume and agree to perform this Indemnification Agreement in the same manner and to the same extent that Corporation would be required to perform it if no such succession had taken place. Failure of Corporation to obtain such agreement prior to effectiveness of any


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                  succession shall be a breach of this Indemnification Agreement and shall entitle Indemnified Party to appropriate equitable relief or monetary damages from Corporation in an amount necessary to provide Indemnified Party with the protections to which he would be entitled hereunder. As used in this Indemnification Agreement, "Corporation" shall mean
                  Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 14 or that otherwise becomes bound by all the terms and provisions of this Indemnification Agreement by operation of law.

         (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           TRUETIME, INC.


                                           By
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                                                 Authorized Signatory


                                           -------------------------------------
                                                   Indemnified Party

                                           Address:
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